Exhibit 99.1

Regis Corporation Announces New Credit Facility to Refinance Existing Debt

Refinancing reduces outstanding debt by more than $80 million, saving ~$7 million in cash interest annually and accelerating Regis’ investment in long-term growth

Supplemental Presentation Available on the Regis Investor Relations Website

MINNEAPOLIS – June 25, 2024 – Regis Corporation (NasdaqGM: RGS) (“Regis” or the “Company”), a leader in the haircare industry, today announced that it has entered into a new senior secured credit facility with TCW Asset Management Company LLC (“TCW”), a leading global asset manager, and Midcap Financial Trust (“Midcap”). A $105 million term loan replaces the Company’s existing debt, reducing outstanding indebtedness by more than $80 million and saving approximately $7 million in cash interest annually. In addition to the term loan, the Company will have access to a $25 million revolving credit facility. The new revolving credit facility and term loan will mature on June 24, 2029. Upon transition of the Company’s outstanding letters of credit to the new revolving credit facility, the Company expects to have full access to the availability in excess of the outstanding letters of credit.

“This strategic refinancing is a significant milestone for Regis and the next step on our path towards sustainable long-term growth and value creation,” said Matthew Doctor, Regis Corporation’s President and Chief Executive Officer. “We conducted a comprehensive strategic review to address our capital structure, and we are pleased to have reached a refinancing agreement that will significantly reduce our debt, improve the health of our balance sheet and increase our financial flexibility so we can focus on transforming our business operations.”

“The investment from TCW and Midcap is a testament to their confidence in the long-term prospects of our business and our ability to enhance value for our shareholders. We remain committed to improving the customer experience, implementing new technology, supporting the stylist and franchisee community, and managing our corporate expenses. We look forward to updating the market on our progress on our fiscal fourth quarter 2024 earnings call.”

For additional details on the transaction and pro forma capitalization levels, please visit the June 2024 Refinancing Transaction Summary linked here and located on the Investor Relations section of the corporate website in Presentations & Supplemental Financial Information. Additional details will also be available on Form 8-K filed with the Securities and Exchange Commission.

Jefferies LLC served as financial advisor and Weil, Gotshal & Manges LLP served as legal counsel to Regis.

About Regis Corporation

Regis Corporation (NasdaqGM: RGS) is a leader in the haircare industry. As of March 31, 2024, the Company franchised or owned 4,557 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

Forward-Looking Statements

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the impact on the Company’s indebtedness, savings in cash interest, ability to enhance value for stockholders and sustainable growth, and statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “will,” “accelerating,” “enhance,” “improve,” “transforming,” “,” and “anticipate”. In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs; our potential responsibility for Empire Education Group, Inc.’s liabilities; changes in general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; compliance with listing requirements; reliance on franchise royalties and overall success of our franchisees’ salons; our salons’ dependence on a third-party supplier agreement for merchandise; our franchisees’ ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees’ salons; the successful migration of our franchisees to the Zenoti salon technology platform; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement, access to the existing revolving credit facility, and acceleration of our obligation to repay our indebtedness; the completion and/or results of the strategic alternatives review; limited resources to invest in our business; premature termination of agreements with our franchisees; financial performance of Empire Education Group, Inc.; our ability to close the sale of our ownership stake in Empire Education Group, Inc.; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability to use U.S. net operating loss carryforwards; potential litigation and other legal or regulatory proceedings; future goodwill impairment or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

Contacts

Investors:

Kersten Zupfer

investorrelations@regiscorp.com

Media:

Jude Gorman / Dan Moore

Collected Strategies

Regis-CS@collectedstrategies.com